EXHIBIT 21.1


                     STEAKHOUSE PARTNERS, INC. SUBSIDIARIES


COMPANY                                          JURISDICTION OF ORGANIZATION
-------                                          ----------------------------
Paragon Steakhouse Restaurants, Inc.                     Delaware
Pacific Basin Foods, Inc                                 California